Exhibit 24

POWER OF ATTORNEY

The undersigned, acting in the capacity or capacities stated with their respective names below, hereby constitute and appoint MARK A. ROCHE, EDWARD P. SMITH and A. ROBERT COLBY, and each of them severally, the attorneys-in-fact of the undersigned with full power to them and each of them to do any and all acts and things and to execute any and all instruments which said attorneys-in-fact may deem necessary or advisable to comply with the Securities Act of 1933, as amended, and any rules, regulations and requirements of the Securities and Exchange Commission in respect thereof in connection with the filing under the Securities Act of 1933, as amended, of (a) all such registration statements, amendments, post-effective amendments or supplements thereto, or any new or revised prospectuses relating thereto or supplements thereto, as may be necessary or desirable in connection with the registration by Fortune Brands, Inc. of up to $2,000,000,000 of its securities, such securities to be comprised of common stock, par value $3.125 per share, and accompanying preferred share purchase rights, one or more series of preferred stock, without par value, debt securities in one or more series (including debt securities denominated in a foreign currency or currencies or a composite currency) and warrants to purchase such common stock, preferred stock and/or debt securities, or any combination of the foregoing, and (b) all such post-effective amendments to the Registration Statement on Form S-3 (Registration No. 333-76371) of Fortune Brands, Inc., and all amendments or supplements thereto, or any new or revised prospectuses relating thereto or supplements thereto, as may be necessary or desirable, including specifically in each case, but without limiting the generality of the foregoing, the power and authority to sign the name of Fortune Brands, Inc. and the names of the undersigned directors and officers in the capacities indicated below to all such registration statements, amendments, post-effective amendments or supplements thereto:

Signature	Title	Date

s/Norman H. Wesley Norman H. Wesley	Chairman of the Board and Chief Executive Officer (principal executive officer) and Director	February 24, 2004

s/Craig P. Omtvedt Craig P. Omtvedt	Senior Vice President and Chief Financial Officer (principal financial officer)	February 24, 2004

s/Nadine A. Heidrich Nadine A. Heidrich	Vice President and Corporate Controller (principal accounting officer)	February 24, 2004

s/Patricia O. Ewers Patricia O. Ewers	Director	February 24, 2004

s/Thomas C. Hays Thomas C. Hays	Director	February 24, 2004

s/Pierre E. Leroy Pierre E. Leroy	Director	February 24, 2004

s/Gordon R. Lohman Gordon R. Lohman	Director	February 24, 2004

s/Eugene A. Renna Eugene A. Renna	Director	February 24, 2004

s/J. Christopher Reyes J. Christopher Reyes	Director	February 24, 2004

s/Anne M. Tatlock Anne M. Tatlock	Director	February 27, 2004

s/David M. Thomas David M. Thomas	Director	February 24, 2004

s/Peter M. Wilson Peter M. Wilson	Director	February 24, 2004

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